UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124421	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

                                                        N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    Other Events.

On July 14, 2006, a majority of our stockholders approved a resolution allowing the board of directors to effect up to 1.45-for-1 reverse stock split of our common stock, par value $0.0001 per share (the ‘‘Common Stock’’). On August 14, 2006, our board of directors implemented a 1.45-for-1 reverse stock split pursuant to a Certificate of Amendment to our Certificate of Incorporation. We issued a press release announcing the reverse stock split on August 15, 2006.

Fractional shares will not be issued as a result of the reverse stock split; instead, holders of pre-split shares of the Common Stock who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split will receive an amount in cash equal to $6.1625 per post-split share for such fractional interests.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Handheld Entertainment, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.
Dated: August 15, 2006	By:	/s/Jeff Oscodar
Name: Jeff Oscodar Title: President & Chief Executive Officer